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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45878) pertaining to Computone Corporation's Director's Equity Incentive Plan, Equity Incentive Plan and Employee and Consultant Warrants and Non-Equity Incentive Plan Options of our report dated June 6, 1997, except for Notes 2 and 4(b) as to which the date is June 20, 1997, with respect to the consolidated financial statements and schedule of Computone Corporation in the Annual Report (Form 10-KSB) for the year ended April 4, 1997.



                                                            BDO SEIDMAN, LLP

Atlanta, Georgia
July 1, 1997